UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On August 4, 2016 (the “Closing Date”), MSCI Inc. (the “Company”) issued a press release announcing the completion of its previously announced private offering of $500 million in aggregate principal amount of 4.750% Senior Notes due 2026 (the “Notes”). The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, including, without limitation, buybacks of its common stock and potential acquisitions. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, the subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Indenture provide that, among other things, the Notes are senior unsecured obligations of the Company and the subsidiary guarantors and will rank equally with any of the Company’s unsecured, unsubordinated debt, senior to any of the Company’s subordinated debt, and will effectively be subordinated to any of the Company’s secured debt to the extent of the assets securing such debt. The Company’s obligations under the Notes are fully and unconditionally, and jointly and severally, guaranteed by the subsidiary guarantors.

Interest on the Notes accrues at a rate of 4.750% per annum. Interest on the Notes is payable semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2017. The Company will make each interest payment to holders of record of the Notes on the immediately preceding January 15 and July 15.

Optional Redemption. At any time prior to August 1, 2021, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption. In addition, the Company may redeem all or part of the Notes on or after August 1, 2021, at redemption prices set forth in the Indenture, together with accrued and unpaid interest. At any time prior to August 1, 2019, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes, including any permitted additional Notes, at a redemption price equal to 104.750% of the principal amount.

Repurchase upon Change of Control. Upon the occurrence of a change of control triggering event (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or part of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains covenants that limit the Company’s and certain of its subsidiaries’ ability to, among other things, create liens, enter into sale/leaseback transactions and consolidate, merge or sell all or substantially all of the Company’s assets. In addition, the Indenture restricts the Company’s non-guarantor subsidiaries’ ability to create, assume, incur or guarantee additional indebtedness without such non-guarantor subsidiaries guaranteeing the Notes on a pari passu basis.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then-outstanding Notes may declare the principal of and accrued but unpaid interest, if any, including additional interest, if any, on all the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and the Notes, the form of which is attached hereto as Exhibit 4.2, both of which are incorporated herein by reference.

Amendment to Revolving Credit Agreement

On the Closing Date, the Company, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, entered into Amendment No. 1 to the Revolving Credit Agreement (the “Amendment”), which amends the Revolving Credit Agreement, dated as of November 20, 2014 (as so amended, the “Revolving Credit Agreement”). The Amendment will become effective upon the satisfaction of certain customary conditions. Upon effectiveness, among other things, the Amendment will (i) permit the Company to increase aggregate commitments available to be borrowed by $20.0 million, (ii) increase the maximum consolidated leverage ratio (as defined therein) from 3.75:1.00 to 4.25:1.00 and (iii) extend the term to August 2021.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On an adjusted basis, after giving effect to the issuance of the Notes and the Amendment, the Company expects interest expense, including the amortization of financing fees, to be approximately $56 million for the second half of 2016 and approximately $116 million on an annualized basis (assuming no additional debt is incurred, including borrowings under the Revolving Credit Agreement, and no adjustment to the applicable rate under the Revolving Credit Agreement).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of August 4, 2016, among MSCI Inc., each of the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee

Exhibit 4.2	Form of Note for MSCI Inc. 4.750% Senior Notes due August 1, 2026 (included in Exhibit 4.1)

Exhibit 10.1	Amendment No. 1 to the Revolving Credit Agreement, dated August 4, 2016, among MSCI Inc., each of the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Exhibit 99.1	Press release dated August 4, 2016, titled “MSCI Completes Private Offering of $500 Million 4.750% Senior Notes Due 2026”

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2016 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this report reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: August 4, 2016	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of August 4, 2016, among MSCI Inc., each of the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee

Exhibit 4.2	Form of Note for MSCI Inc. 4.750% Senior Notes due August 1, 2026 (included in Exhibit 4.1)

Exhibit 10.1	Amendment No. 1 to the Revolving Credit Agreement, dated August 4, 2016, among MSCI Inc., each of the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Exhibit 99.1	Press release dated August 4, 2016, titled “MSCI Completes Private Offering of $500 Million 4.750% Senior Notes Due 2026”